EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 170 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the “Registration Statement”) of MFS® Series Trust X (the “Trust”), of my opinion dated July 28, 2022, appearing in Post-Effective Amendment No. 169 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on July 28, 2022.

Tiffany Ko
Tiffany Ko
Counsel

Boston, Massachusetts
September 27, 2022